UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 24, 2007

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios		91360-2362
Thousand Oaks, California		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 373-4545
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On July 26, 2007, Teledyne Technologies Incorporated issued a press release with respect to its second quarter 2007 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 24, 2007, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Teledyne Technologies Incorporated approved new annual base salaries for the Company’s named executive officers, effective September 1, 2007. The new base salaries approved by the Committee included the following:

Name	Position	Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	$800,000

John T. Kuelbs	Executive Vice President, General Counsel and Secretary	$414,004

Dale A. Schnittjer	Senior Vice President and Chief Financial Officer	$369,506

Aldo Pichelli	President and Chief Operating Officer, Electronics and Communications Segment	$331,165
In setting such base salaries, the Committee considered general industry and industry peer compensation information provided by Hewitt Associates, executive performance and other factors.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit 99.1          Press Release dated July 26, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated July 26, 2007

EXHIBIT INDEX
Description
Exhibit 99.1 Press Release dated July 26, 2007.